Registration No. 333-18461
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 POST EFFECTIVE
                               AMENDMENT NO. 1 to
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           COMMUNITY BANKSHARES, INC.
             (Exact name of Registrant as specified in its charter)

         South Carolina                       6711                57-0840351
  (State or other jurisdiction   (Primary Standard Industrial  (I.R.S. Employer
of incorporation or organization)  Classification Code No.)  Identification No.)

                              791 Broughton Street
                        Orangeburg, South Carolina 29115
                                 (803) 535-1060
                   (Address, including zip code, and telephone
                  number, including area code, of registrant's
                          principal executive offices)

WILLIAM W. TRAYNHAM                             Copy to:
President
Community Bankshares, Inc.                      GEORGE S. KING, JR., ESQ.
791 Broughton Street                            SUZANNE HULST CLAWSON, ESQ.
Orangeburg, South Carolina 29115                Haynsworth Sinkler Boyd, P. A.
(803) 535-1060                                  1201 Main Street, 22nd Floor
(Name, address, including zip code,             Columbia, South Carolina 29201
 and telephone number, (803) 779-3080
 including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after this amendment to the Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                     PART I

     This Post-Effective Amendment No. 1 is being filed solely for the purpose of updating the Prospectus and rewriting the prospectus in "plain English."

PROSPECTUS

                           COMMUNITY BANKSHARES, INC.
                              Post Office Box 2086
                      Orangeburg, South Carolina 29116-2086
                                 (803) 535-1060

                              DIVIDEND REINVESTMENT
                                       AND
                         SHAREHOLDER STOCK PURCHASE PLAN

       The Community Bankshares, Inc. Dividend Reinvestment and Shareholder Stock Purchase Plan provides our shareholders with a simple and convenient way to invest cash dividends, as well as up to $3,000.00 in cash each year, in additional shares of our common stock without paying any brokerage commission or service charge.

       The Plan is administered by Registrar and Transfer Company. Shares of our common stock may be purchased by Registrar and Transfer Company for the Plan either in the open market or from us. Shares purchased for the Plan in the open market will be purchased at market price. Shares purchased for the Plan from us will be purchased at a price per share equal to the average of the closing price of our common stock on the American Stock Exchange for the five business days preceding the date of purchase, but we will not sell shares to the Plan for less than the book value of our common stock at the end of the last month prior to the anticipated sale. We bear all costs of administering the Plan.

       Our common stock is listed on the American Stock Exchange under the symbol "SCB."

       The Plan does not represent a change in our dividend policy, which will continue to depend upon our future earnings, financial requirements and other factors. Shareholders who do not wish to participate in the Plan will receive dividends, as declared, by check as usual.

       This Prospectus relates only to our authorized and unissued shares of common stock registered for purchase from us under the Plan. As of June 30, 2005, we had 300,000 authorized shares of our common stock registered for purchase under the Plan, of which 5,335 had previously been purchased by Registrar and Transfer Company for the benefit of participants in the Plan, and 294,665 remained available for future issuance. We recommend that you keep this Prospectus for future reference.

   INVESTMENT IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" --PAGE 1.

       Our common stock is not a deposit, and will not be insured by the Federal Deposit Insurance Corporation or any other government agency.

Neither the Securities and Exchange Commission nor any State Securities Commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

               The date of this prospectus is September 27, 2005.

                                TABLE OF CONTENTS

                                                                                                               Page


RISK FACTORS......................................................................................................1
       Risks Related to Our Common Stock..........................................................................1
       Risks Related to Our Business..............................................................................1
       Risks Related to Our Industry..............................................................................2


DESCRIPTION OF THE PLAN...........................................................................................2
       PURPOSE....................................................................................................2
       ADVANTAGES.................................................................................................3
       ADMINISTRATION.............................................................................................3
       PARTICIPATION..............................................................................................3
       CASH CONTRIBUTIONS.........................................................................................4
       PURCHASES..................................................................................................5
       COSTS......................................................................................................6
       REPORTS TO PARTICIPANTS....................................................................................6
       DIVIDENDS..................................................................................................6
       CERTIFICATES FOR SHARES....................................................................................7
       TERMINATION OF PARTICIPATION OR WITHDRAWAL OF SHARES FROM THE PLAN.........................................7
       OTHER INFORMATION..........................................................................................8


USE OF PROCEEDS..................................................................................................10


INDEMNIFICATION..................................................................................................10


WHERE YOU CAN FIND MORE INFORMATION..............................................................................11


INCORPORATION OF DOCUMENTS BY REFERENCE..........................................................................11


ACCOUNTING MATTERS...............................................................................................12


LEGAL MATTERS....................................................................................................12


APPENDIX I COMMUNITY BANKSHARES, INC. DIVIDEND REINVESTMENT AND SHAREHOLDER STOCK PURCHASE PLAN..................13

         Unless the context indicates otherwise, the terms "we", "us", "our" and the "Company" mean Community Bankshares, Inc. and its subsidiaries, and references to "you", "your", "I", "me" and "my" refer to holders of our common stock who may participate in the Plan. The term the "Plan" refers to the Community Bankshares, Inc. Dividend Reinvestment and Shareholder Purchase Plan. The term the "Banks" refers to our subsidiary banks, Orangeburg National Bank, Sumter National Bank, Florence National Bank and the Bank of Ridgeway. Words in the masculine include the feminine genders, and words in the plural include the singular and the singular includes the plural.

                                  RISK FACTORS

       You should consider carefully the following Risk Factors as well as the other information contained in this Prospectus.

Risks Related to Our Common Stock

       Our common stock is not widely traded, and we do not expect it to be widely traded in the near future.

       Although our common stock is listed on the American Stock Exchange, it is not widely traded and is not expected to be widely traded in the near future. The development of an active public trading market depends upon the existence of willing buyers and sellers and is not within our control. For these reasons, our common stock may not be appropriate as a short-term investment, and you should be prepared to hold our common stock indefinitely. We also cannot assure you that you will be able to resell your shares of common stock for a price that is equal to or greater than the price at which the plan administrator purchases it for your account.

         Provisions in our articles of incorporation and South Carolina law may discourage or prevent takeover attempts, and these provisions may have the effect of reducing the market price for our stock.

       Our articles of incorporation include several provisions that may have the effect of discouraging or preventing hostile takeover attempts, and therefore of making the removal of incumbent management difficult. The provisions include staggered terms for our board of directors and requirements of supermajority votes to approve certain business transactions. In addition, South Carolina law contains several provisions that may make it more difficult for a third party to acquire control of us without the approval of our board of directors, and may make it more difficult or expensive for a third party to acquire a majority of our outstanding common stock. To the extent that these provisions are effective in discouraging or preventing takeover attempts, they may tend to reduce the market price for our stock.

       There are regulatory restrictions on our ability to pay dividends

       Because our principal operations are conducted through the Banks, we generate cash to pay dividends primarily through dividends paid to us by the Banks. The Banks' ability to pay dividends to us and our ability to pay dividends on our common stock to you are, therefore, subject to and limited by legal and regulatory restrictions.

Risks Related to Our Business

       We face strong competition from larger, more established competitors which may adversely affect our ability to operate profitably.

       The Banks encounter strong competition from established financial institutions operating in Sumter, Florence, Orangeburg, Winnsboro, and Blythewood, South Carolina and the surrounding areas. In addition, established financial institutions not currently operating in the Banks' market areas may, under South Carolina law, open branches in the Banks' market areas at future dates. In the conduct of some aspects of their banking business, the Banks also compete with savings and loan associations, credit unions, mortgage banking firms, consumer finance companies, insurance companies, money market mutual funds and other financial institutions, some of which are not subject to the same degree of regulation as the Banks. Many of these competitors have substantially greater resources and lending limits than the Banks and offer some services, such as extensive and established branch networks, trust services and international banking services, that the Banks do not provide. Although we believe that the Banks will be able to compete effectively with these institutions through the use of personalized service, loan participations and other techniques, we cannot give any assurances that they will be able to do so.

         If our loan customers do not pay us as they have contracted to, we may experience losses.

       The Banks lend a substantial portion of their capital and deposits to individual and commercial borrowers in the Banks' local areas. The Banks' managements endeavor to make all efforts to be prudent in making such loans, but some loan losses are unavoidable. Changes in the economy both at the national and local levels and other factors, both unpredictable and outside the control of the Banks, could affect the ability of borrowers to repay their loans. It is possible that, collectively, defaults by the Banks' borrowers could be large enough to impair the ability of the Banks to continue their operations. Loan losses and other losses might reduce the Banks' capital below the level required by the banking regulators and banking law, which could result in any one or all of the Banks being placed in receivership by the banking regulators and in a partial or complete loss of the Company's equity in the Banks.

Risks Related to Our Industry

         We are subject to governmental regulation which could change and increase our cost of doing business or have an adverse affect on our business.

         We operate in a highly regulated industry and are subject to examination, supervision and comprehensive regulation by various federal and state agencies. Our compliance with the requirements of these agencies is costly and may limit our growth and restrict certain of our activities, including, payment of dividends, mergers and acquisitions, investments, loans and interest rates charged, and locations of offices. We are also subject to capitalization guidelines established by federal and state banking authorities and our failure to meet those guidelines could result, in an extreme case, in our Banks being placed in receivership.

         The laws and regulations applicable to the banking industry could change at any time, and we cannot predict the impact of these changes on our business or profitability. Because government regulation greatly affects the business and financial results of all commercial banks and bank holding companies, our cost of compliance could adversely affect our ability to operate profitably.

         We are susceptible to changes in monetary policy and other economic factors which may adversely affect our ability to operate profitably.

         Changes in governmental, economic and monetary policies may affect the ability of our Banks to attract deposits and make loans. The rates of interest payable on deposits and chargeable on loans are affected by governmental regulation and fiscal policy as well as by national, state and local economic conditions. All of these matters are outside of our control and affect our ability to operate profitably.

                             DESCRIPTION OF THE PLAN

       The following is a summary description, in question and answer format, of the provisions of the Dividend Reinvestment and Shareholder Stock Purchase Plan and is qualified by reference to the plan, which is attached hereto as Appendix I.

PURPOSE

1.     What is the purpose of the Plan?

       The purpose of the Plan is to provide our shareholders a convenient way to increase their investment in our common stock, through regular reinvestment of cash dividends and investment of cash contributions, if any, in additional shares of our common stock. To the extent shares are purchased for the Plan directly from us, the Plan also provides us with an additional source of equity funds.

     The Plan offers you the following alternatives:

     o you may have cash dividends on the shares of our common stock you have enrolled in the Plan automatically reinvested in additional shares of our common stock; or

     o you may have cash dividends on the shares of our common stock you have enrolled in the Plan plus cash contributions of not less than $250 a year and up to $3,000 a year invested in additional shares of our common stock.

ADVANTAGES

2. What are the advantages of the Plan?

       You may purchase our common stock without paying any commission or service charge in connection with purchases under the Plan. Full investment of funds is possible under the Plan because the Plan permits fractions of shares, as well as full shares, to be credited to your account. In addition, dividends with respect to such fractions, as well as full shares, are credited to your account. Regular statements of account will provide you with a record of each transaction.

ADMINISTRATION

3.     Who administers the Plan?

       Registrar and Transfer Company (the "Administrator") administers the Plan, purchases common stock for the Plan using cash dividends paid on enrolled shares and additional cash contributions, maintains records, sends statements of account and performs other duties relating to the Plan. Shares of our common stock purchased under the Plan will be registered in the name of the Administrator or one of its nominees as agent for participants in the Plan.

PARTICIPATION

4.     Who is eligible to participate?

       All record owners of our common stock are eligible to participate in the Plan with respect to a portion of, or all of, the shares of our common stock owned of record by them. If you are a beneficial owner of our common stock held for you in a registered name other than your own, such as in the name of a broker, bank nominee or trustee, and you wish to participate in the Plan, you should either arrange for the holder of record to join the Plan or have the shares transferred into your own name. We reserve the right to deny participation in the Plan to any person if, in our sole judgment, the cost of complying with laws and rules to permit the person to participate would be unduly burdensome.

5.     How can I participate in the plan?

       To participate in the Plan, you must complete an Authorization Form and return it to the Administrator. Authorization Forms will be provided to shareholders from time to time, and you may obtain one at any time by written request to Registrar and Transfer Company, ATTN: Dividend Reinvestment
Department, P. O. Box 664, Cranford, N.J. 07016, or by telephoning the Administrator at (800) 346-6084. If you do not wish to participate in the Plan you will receive cash dividends, if and as declared, by check.

6.     When may I join the Plan?

       You may join the Plan at any time. If the Administrator receives the Authorization Form at least five days before the record date for a dividend payment and you elect to reinvest cash dividends paid on shares of common stock registered in your name and enrolled in the Plan, your reinvestment of cash dividends will begin with that dividend payment. If the Administrator receives the Authorization Form after that date, your reinvestment of cash dividends through the Plan will begin with the next succeeding dividend.

7.     What does the Authorization Form provide?

       The Authorization Form, which is attached to this Prospectus as Appendix II, allows you to indicate the extent to which you wish to participate in the Plan, permits you to elect to make optional cash payments pursuant to the Plan, and directs us to pay to the Administrator for your account all cash dividends on all shares enrolled in the Plan as well as on the shares credited to your account under the Plan. It also appoints the Administrator as your agent and
directs  the   Administrator   to  apply  your  cash   dividends  and  any  cash
contributions you make to purchase additional shares of common stock in accordance with the terms and conditions of the Plan.

8. Do shares I purchase or otherwise acquire outside the Plan automatically participate in the Plan?

       Shares you purchase or otherwise acquire after you enroll in the Plan only participate in the Plan if you specifically enroll the shares in the Plan.

9.     May I change the amount of my participation after enrollment?

       If you elect to participate through the reinvestment of dividends on all shares registered in your name but later decide to participate with respect to only a portion of the shares registered in your name, you must notify the Plan Administrator in writing to that effect. Such notification must be received no later than five days before a particular dividend record date in order to stop the full reinvestment of the corresponding dividend. (See number 26 below). If you elect to participate through the reinvestment of dividends on only a portion of the shares registered in your name but later decide to participate with respect to additional shares, you must complete an Authorization Form with respect to such additional shares. The Authorization Form must be received by the Administrator at least five days before a dividend record date to be effective as of such record date. (See 6 above.)

CASH CONTRIBUTIONS

10.    Who may make cash contributions to purchase common stock?

       Only participants in the Plan whose dividends are being reinvested may make cash contributions.

11.    When and how can I make cash contributions?

       You may make cash contributions of not less than $250 and up to $3,000 each year. To make cash contributions, you must send your contributions to the Plan Administrator at: Registrar and Transfer Company, ATTN: Dividend Reinvestment Department, P. O. Box 664, Cranford, N.J. 07016. Such cash contributions may be made by sending a personal check, drawn on a U. S. Bank in
U. S. Currency payable to Registrar and Transfer Company.

       Your cash contributions should be made within 30 days prior to the dividend payment date. Cash contributions received by the Administrator less than five days prior to a dividend payment date will be returned to you. Any cash contribution received more than 30 days before a dividend payment date will also be returned to you. The Authorization Form attached to this Prospectus as Appendix II provides a cash contribution option.

12. Will interest be paid on my cash contributions before they are used to purchase shares of common stock?

       No. You are strongly urged to transmit cash contributions as close as possible to the dividend payment date (but not less than five days prior to the dividend payment date).

13. May I withdraw my cash contributions before they are used to purchase shares of common stock?

       Yes. Cash contributions will be returned to you if you make a written request to the Administrator not later than 48 hours prior to investment of the funds to return the contribution.

14. Are shares of common stock I purchase with cash contributions treated differently under the Plan from shares of common stock I purchase with cash dividends.

       No, they are treated the same.

PURCHASES

15.    When are purchases made?

       Purchases under the Plan are made on each "Investment Date," which is a date no later than 30 days after a cash dividend payment date. You will become the beneficial owner of shares purchased under the Plan as of the Investment Date.

16. What is the purchase price per share of common stock purchased under the Plan?

       If the Administrator purchases shares of our common stock for the Plan in the market, the purchases will be made at prevailing market prices. The price to your account will be based upon the average price of all shares of common stock purchased for all participants during the 30 days following a single dividend payment. (See number 17 below).

       If the Administrator purchases original issue shares of our common stock for the Plan from us, the price per share at which the shares of our common stock will be purchased will be based on the average of the closing prices of the common stock on the American Stock Exchange for the five business days immediately preceding the date of purchase from us (the "Calculated Market Value"); however, in no event will we sell shares to the Plan at a price less than the book value of our common stock as of the end of the last month preceding the anticipated sale ("Book Value"). (Book Value of our common stock will be calculated by dividing the total of all equity accounts by the total shares of common stock outstanding.) We are not, in any event, obligated to sell shares of our common stock to the Plan if our Board of Directors determines that it would not be in our best interest to do so.

       Only the shares that may be sold by us to participants under the Plan are the subject of this Prospectus.

17.    How many shares of common stock will be purchased for my account?

       The number of shares the Administrator purchases for your account depends on the amount of dividends paid with respect to your enrolled shares, the amount of any cash contributions you have made to your account, and the prevailing market price or the Calculated Market Value, as applicable, of our common stock. Your account will be credited with the number of shares, including fractions, equal to the sum of all cash dividends paid on a dividend payment date on all shares you have enrolled in the Plan and on all shares held for your benefit in the Plan, plus cash contributions credited to your account, divided by the average purchase price per share paid for all shares purchased for the Plan during the 30 days following the payment of a single dividend on the common stock.

18. How many shares of common stock purchased under the Plan will be original issue shares?

       The dividends to be reinvested and cash contributions will in most instances first be used to purchase shares of common stock available in the open market. If an insufficient amount or no shares of our common stock are available in the open market, the Administrator then plans, to the extent such shares are available under the plan, to purchase from us as many original issue shares of our common stock as the dividends to be reinvested and cash contributions will purchase and as we will agree to sell. We have no obligation to sell shares of common stock to the Administrator if our Board of Directors determines it would not be in our best interest to do so.

       If an insufficient number of shares is available to meet the entire reinvestment demand at an investment date, shares will be purchased first on a pro rata basis from reinvestment of cash dividends. If, after all cash dividends have been reinvested, any shares remain available for purchase, shares shall then be purchased, on a pro rata basis, from cash contributions. If no shares or an insufficient number of shares to meet the entire demand are available for purchase under the Plan, the uninvested dividends will be distributed to Plan participants no later than 30 days after the dividend payment date and any uninvested cash contributions will be returned no later than 30 days after receipt. Although the common stock is listed on the American Stock Exchange, it is not heavily traded and it is not likely in the near future that sufficient shares will be available on the market to fully satisfy dividend reinvestment requirements with respect to each dividend payment date.

19. If the Plan Administrator elects to purchase original issue shares from us, when will shares of common stock be purchased under the Plan?

       Subject to the limitations in 18 above, shares will be purchased from us promptly after a determination is made that sufficient shares are not available for purchase in the market on the conditions discussed in 16 and 18 above. In no event will such purchase from us be later than 30 days after receipt of the dividend by the Administrator. No interest will be paid on dividends pending reinvestment.

20. If the Plan Administrator elects to make market purchases for the Plan, when will shares of common stock be purchased?

       Shares will usually be purchased in the market within ten business days of the dividend payment date, subject to availability of shares in the market and to applicable regulatory restrictions on such purchases. The Plan Administrator will make every reasonable effort to reinvest all dividends promptly after receipt, and in no event later than 30 days after receipt. No interest will be paid on dividends pending reinvestment.

COSTS

21. Are there any expenses to me in connection with purchases of common stock from the Company under the Plan?

       No.  We pay all  costs  of  administration  of the  Plan,  including  the
Administrator's fees and all brokerage fees and commissions. However, administrative costs we pay to the Administrator on behalf of your account may be treated as additional dividend income to you (See Number 35 below).

REPORTS TO PLAN PARTICIPANTS

22.    How will I be advised of purchases of stock for me in the Plan?

       As soon as practicable after each purchase for your account, you will receive a statement of account from the Administrator. These statements are your continuing record of the cost of purchases and you should retain them for tax purposes. In addition, you will continue to receive copies of communications sent to stockholders, including the Company's annual and quarterly reports to stockholders, proxy statements and reports of taxable income required by the Internal Revenue Service. (See Number 35 below).

DIVIDENDS

23. Will I be credited with dividends on shares held in my account under the Plan?

       Yes. Your account is credited with dividends on full and fractional shares held in your account. The Administrator reinvests the dividends in additional shares of common stock.

CERTIFICATES FOR SHARES

24. Are stock certificates issued for shares of common stock purchased for my account?

       Unless you request certificates, no certificates for shares of common stock purchased under the Plan will be issued. All shares purchased will be held by the Administrator or its nominee for the benefit of Plan participants. The number of shares purchased for your account under the Plan will be shown on a statement of account. This feature protects against loss, theft or destruction of stock certificates.

       Certificates for any number of full shares credited to your account under the Plan will be issued without charge upon your written request. No certificates will be delivered for fractional shares. You may also make a blanket request that certificates for all full shares be issued to you at regular intervals, although the Administrator reserves the right to suspend the policy of delivering certificates upon blanket instructions if such policy leads to a proliferation of certificates and becomes unduly burdensome.

       Unless you withdraw such shares from participation in the Plan in accordance with the requirements for withdrawal set forth in the Plan, shares in your account with the Administrator for which you request the Administrator to issue certificates to you will continue to be enrolled in the Plan and dividends on such shares will continue to be reinvested in shares of our common stock, but such shares will no longer be credited to your account as shares held by the Administrator in the Plan.

       The shares held by the Administrator for your account under the Plan may not be pledged as collateral security for your loans or other obligations. If you wish to pledge such shares, you must withdraw them from the Plan.

25. In whose name are accounts maintained and certificates registered when issued?

       Accounts under the Plan are maintained in the names in which the certificates of participants were registered at the time they entered the Plan. Consequently, certificates for whole shares are similarly registered when issued.

       Upon written request, certificates also can be registered and issued in names other than the account name subject to compliance with any applicable laws and your payment of any applicable taxes, provided that the request meets the usual requirements of the Company for the recognition of a transfer of common stock of the Company.

TERMINATION OF PARTICIPATION OR WITHDRAWAL OF SHARES FROM THE PLAN

26. When may I discontinue participation with respect to some or all of my enrolled shares in the Plan?

       The Plan is entirely voluntary and you may discontinue your participation with respect to some or all of your enrolled shares at any time by giving written notification to the Administrator.

       If your request to discontinue participation is received by the Administrator at least five days prior to the record date for a dividend, reinvestment of your dividends will be terminated beginning with that dividend and that dividend and all subsequent dividends will be paid to you in cash. If the Administrator receives the discontinuance request less than five days prior to the record date for a dividend, such dividend will be invested for your account under the Plan and the discontinuance will take effect after that dividend.

27.    How may I withdraw shares purchased by the Administrator under the Plan?

       You may withdraw all or a portion of the shares in your Plan account by notifying the Plan Administrator in writing that you want to withdraw shares and specifying in the notice the number of shares to be withdrawn. You should mail the notice to:

                  Registrar and Transfer Company
                  ATTN: Dividend Reinvestment Department
                  P. O. Box 664 Cranford, N. J. 07016

       The Administrator will register certificates for whole shares of common stock so withdrawn in your name and issue them to you. In no case will the Administrator issue certificates representing fractional interests. Any notice of withdrawal received less than five days prior to a dividend record date will not be effective until dividends paid for such record date have been reinvested and the shares credited to your Plan account.

28. What happens to any fractional interest when I withdraw all shares from the Plan?

       In lieu of a certificate for any fractional interest, you will receive cash in an amount equal to the last average per share purchase price of common stock purchased for the Plan prior to the effective date of the withdrawal multiplied by the fractional interest. The amount of cash for any fractional interest together with certificates for whole shares will be mailed directly to you by the Plan Administrator.

29.    How may I transfer shares held in my account under the Plan?

       If you wish to transfer shares held in your account under the Plan, you must first withdraw those shares from the Plan, following the procedure set out in number 27 above. Upon receipt of certificates for such shares, you may transfer such shares as you would any other securities.

       Shares credited to your account may not be assigned or pledged. If you wish to assign or pledge the full shares credited to your account, you must deliver a request to the Plan Administrator to withdraw them from the Plan as discussed above.

30. May I terminate the future reinvestment of dividends on shares registered in my name and still remain in the Plan?

       Yes. If you terminate the future reinvestment of dividends paid on shares registered in your name you may leave shares purchased by the Administrator for your account in your Plan account. Dividends paid on the shares left in your Plan account continue to be automatically reinvested for your account. You may not, however, make cash contributions to the Plan after terminating reinvestment of dividends.

31. What happens to my shares in the Plan if I die or am found legally incompetent?

       Upon receipt by the Plan Administrator of notice of your death or adjudication that you are incompetent, no further purchases of shares of common stock will be made for your account. The shares and any cash held by the Plan for you will be delivered to the appropriately designated person upon receipt of evidence satisfactory to the Administrator of the appointment of a legal representative and instructions from such representative regarding delivery.

OTHER INFORMATION

32. What happens when I sell or transfer the shares I have enrolled in the Plan?

       Upon receipt of written notice to the Administrator that shares of common stock enrolled in the Plan have been transferred of record, the Administrator will treat such transfer as discontinuation of participation in the Plan with respect to the shares transferred. However, the Administrator will continue to reinvest the dividends on the shares credited to the prior record holder's account under the Plan until such holder withdraws those shares from the Plan.

33. What happens if the Company issues a stock dividend or declares a stock split?

       Any shares of common stock distributed to shareholders by way of stock dividends, stock splits, combinations, recapitalizations and similar events with respect to enrolled shares will be distributed to the holders thereof. Such distributed shares will only participate in the plan if specifically enrolled therein. (See numbers 5, 6 and 8 above). Any common stock distributed with respect to shares held by the Administrator in Plan accounts will be retained in the Plan accounts unless you withdraw them. Other non-cash property and non-cash dividends (other than common stock) with respect to both enrolled shares and shares held by the Administrator in Plan accounts will be distributed to you.

34.    How are my shares held under the Plan voted at meetings of stockholders?

       All shares of common stock credited to your account under the Plan will be voted as you direct. If on the record date for a meeting of shareholders there are shares credited to your account under the Plan, you will be sent the proxy material for such meeting. The Administrator may elect not to forward proxy solicitation materials to you if the Administrator reasonably believes you have received such materials from another source, provided that the Administrator informs you that such materials will be promptly furnished to you upon request. When you return in a timely fashion an executed proxy it will be voted in accordance with the instructions therein with respect to all shares credited to your account. The Administrator will tally all instructions regarding fractional shares and where the aggregate fractional votes are greater than one or more whole shares, the Administrator will vote that number of whole shares in accordance with the instructions but any remaining fractional shares will not be voted.

35. What are the federal income tax consequences of my participating in the Plan?

       Dividends paid to the Administrator to be used to purchase shares of common stock are treated as cash dividends to you on the dividend payment date. The holding period for shares purchased by the Plan Administrator from cash received as dividends from us or from optional cash contributions from you begins on the day following the date such shares are purchased by the Administrator. The basis of such shares is the price paid for such shares.

       In addition, administrative costs, including commissions, we pay to the Administrator on behalf of your account may be treated as additional dividend income to you and, if so treated, are required to be reported by you as income for federal income tax purposes. If you itemize deductions on your tax return, you may be allowed to deduct the amount of administrative costs you report as additional dividend income. The statements of account furnished to you by the Administrator will identify any such costs that may be considered as dividend income.

       If  you  have  not   provided  the   Administrator   with  a  proper  tax
identification number or if you fall within certain other categories, federal income taxes equal to 20% of the dividends paid with respect to shares held in the Plan for your account will be withheld by the Administrator. Accordingly, the amount applied to the purchase of shares of common stock for your account will be reduced by the amount of taxes withheld. Therefore, if you have not provided a tax identification number to the Administrator, you should do so immediately.

       You will not realize any taxable income when you receive certificates for whole shares credited to your account under the Plan. However, if you receive a cash adjustment for a fraction of a share credited to your account, you may realize a gain or loss with respect to such fraction. The amount of such gain or loss is the difference between the amount you receive for your fraction of a share and your tax basis therefor.


       The foregoing summary is based on the federal income tax laws now in effect and as currently interpreted; it does not take into account possible changes in such laws or interpretations, including amendments to applicable statutes or regulations or changes in judicial or administrative rulings, some of which may have retroactive effect. This summary does not purport to address all aspects of the possible federal income tax consequences related to your participation in the Plan, and is not intended as tax advice to you or any other person.

       You should consult your tax advisor to determine the particular tax consequences that may result from your participation in the Plan and the subsequent disposal of shares you purchase pursuant to the Plan, including tax return reporting requirements, the application and effect of federal, foreign, state, local, and other tax laws, and the implications of any proposed changes in the tax laws.

36.    What  are  the  Company's   responsibilities   and  the   Administrator's
       responsibilities under the Plan?

       We and the Administrator in administering the Plan will not be liable for any act done in good faith or for the good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate your account upon your death prior to receipt of notice of such death in writing from an authorized representative, or with respect to the prices at which shares are purchased for your account and the times when such purchases are made, or with respect to any loss or fluctuation in the market value after purchase of shares.

37.    Who bears the risk or market price fluctuations in the common stock?

       Your investment in shares acquired under the Plan is no different from an investment in directly held shares in this regard. You bear the risk of loss and realize the benefits of any gain from market price changes with respect to all such shares held by you in the Plan or otherwise.

38.    May the Plan be changed or discontinued?

       The Plan may be amended, suspended, modified or terminated at any time without your approval. Notice of any such suspension or termination or material amendment or modification will be sent to you, and you will in all events have the right to withdraw from the Plan. Any question of interpretation arising under the Plan will be determined by us and any such interpretation will be final.

       We intend to use our best efforts to maintain the effectiveness of a registration statement filed with the Securities and Exchange Commission covering the offer and sale of shares of common stock under the Plan. However, we have no obligation to offer, issue or sell shares of our common stock under the Plan if, at the time of the offer, issuance or sale, such a registration statement is for any reason not effective. Also, we may elect not to offer or sell our common stock under the Plan to persons residing in any jurisdiction or foreign country where, in our judgment, the burden or expense of compliance with applicable blue sky or securities laws makes such offer or sale there impracticable or inadvisable. In any of these circumstances, dividends will be paid, by check, in the usual manner directly to the stockholder.

                                 USE OF PROCEEDS

       We have no basis for estimating either the number of shares of common stock that will ultimately be purchased from us pursuant to the Plan or the prices at which such shares will be purchased. The proceeds from any such purchases will be used for our general corporate purposes. The principal reason for the Plan is to permit shareholders to increase their ownership interest in our common stock while permitting us to increase our capital.

                                 INDEMNIFICATION

       Under South Carolina law, a corporation has the power to indemnify directors and officers who meet the standards of good faith and reasonable belief that their conduct was lawful and in the corporate interest (or not opposed thereto) set forth by statute. A corporation may also provide insurance for directors and officers against liability arising out of their positions even though the insurance coverage is broader than the power of the corporation to indemnify. Unless limited by its articles of incorporation, a corporation must indemnify a director or officer who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director against reasonable expenses incurred by him in connection with the proceeding. Our articles of incorporation do not limit such indemnification.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

                       WHERE YOU CAN FIND MORE INFORMATION

         Our principal executive offices are currently located at 791 Broughton Street, Orangeburg, South Carolina 29115. However, we expect to move to our new offices at 102 Founders Court, Orangeburg, South Carolina 29118 by the end of 2005. Our mailing address is Post Office Box 2086, Orangeburg, South Carolina 29116-2086. Our telephone number is (803) 535-1060.

         We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may inspect and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You may also obtain copies of such material at prescribed rates by writing to the SEC, Public Reference Section, Washington, DC 20549. The SEC also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

         We have filed a Registration Statement with the Commission under the Securities Act of 1933, as amended, relating to the shares of common stock offered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto, portions of which have been omitted pursuant to the rules and regulations of the Commission. You may inspect and copy the Registration Statement, at prescribed rates, at the public reference facilities maintained by the Commission at the principal office of the Commission at the address listed above.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

         The information incorporated by reference is an important part of this Prospectus. We hereby incorporate by reference into this Prospectus the following documents filed with the Commission:

          o Our Annual Report on Form 10-K for the fiscal year ended December 31, 2004;

          o Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005;

          o Our Reports on Form 8-K filed January 3, 2005, February 4, 2005, February 16, 2005, March 3, 2005, March 28, 2005, and July 20,
               2005; and

          o The description of our common stock contained in our Registration Statement on Form 8-A, file No. 001-12341, and any amendment or report filed for the purpose of updating such description.

         All documents we subsequently file under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to filing a post-effective amendment to the Registration Statement relating to this offering that indicates that we have sold all of the shares of our common stock offered by this Prospectus or that deregisters all of the shares of our common stock remaining unsold, are also incorporated by reference into this Prospectus and will be a part hereof from the date of filing such documents. Any statement in this Prospectus or in a document incorporated or deemed to be incorporated in this Prospectus by reference will be deemed to be modified or superseded for the purpose of this Prospectus to the extent that a statement in this Prospectus or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

       Upon your written or oral request, we will provide you, without charge, a copy of any or all of the documents referred to above that have been or may be incorporated by reference into this Prospectus and deemed to be part hereof (other than exhibits to such documents unless such exhibits are specifically incorporated by reference). These documents are available from us upon written or oral request to Mr. William W. Traynham, President, Community Bankshares, Inc., Post Office Box 2086, Orangeburg, South Carolina 29116-2086. Telephone requests may be directed to Mr. Traynham at (803) 535-1060.

                               ACCOUNTING MATTERS

         Our financial statements as of December 31, 2004, 2003 and 2002 and for each of the years in the three year period ended December 31, 2004, have been incorporated by reference in this Prospectus and in the Registration Statement in reliance upon the report of J. W. Hunt and Company, LLP independent certified public accountants, which is also incorporated by reference in this Prospectus and the Registration Statement, and upon the authority of that firm as experts in accounting and auditing.

                                  LEGAL MATTERS

         The validity of the common stock being offered by this prospectus has been passed upon for us by Haynsworth Sinkler Boyd, P.A., 1201 Main Street, 22nd Floor, Columbia, South Carolina 29201.

                                                                      APPENDIX I

                           COMMUNITY BANKSHARES, INC.
            DIVIDEND REINVESTMENT AND SHAREHOLDER STOCK PURCHASE PLAN

       Community Bankshares, Inc., a South Carolina corporation (the "Company"), hereby establishes the following Dividend Reinvestment and Shareholder Stock Purchase Plan (the "Plan"):

                                     RECITAL

       The purpose of the Plan is to provide holders of the common stock, no par value ("common stock"), of the Company a convenient means of increasing their investment in the Company through regular reinvestment of cash dividends and investment of cash contributions in additional shares of common stock.

                                    ARTICLE 1

                                   Definitions

       The terms defined in this Article 1 shall, for all purposes of this Plan, have the following respective meanings:

       Account. The term "Account" shall mean, with respect to any Participant, the account maintained by the Administrator of the Plan reflecting the shares of common stock and cash held from time to time for such Participant by the Administrator.

       Administrator. The term "Administrator" shall mean Registrar and Transfer Company, or such other successor as may be designated from time to time by the Company.

       Covered Shares. The term "Covered Shares" shall mean such shares of common stock as are held of record by a Participant and are enrolled in the Plan.

       Dividend. The term "Dividend" shall mean a dividend, to the extent paid in cash, on shares of common stock.

       Dividend Payment Date. The term "Dividend Payment Date" shall mean a date on which a Dividend is paid.

       Dividend Record Date. The term "Dividend Record Date" shall mean a date fixed by the Board of Directors of the Company or by law for determining shareholders entitled to receive a Dividend.

       Fractional Share Account. The term "Fractional Share Account" shall mean such shares of common stock, fractions thereof and cash as may from time to time be held by the Administrator as agent for the Company and administered pursuant to Section 5.3 hereof.

       Investment Date. The term "Investment Date" shall mean the date on which the Administrator purchases any Plan Shares, which date shall in no event be later than thirty days after a Dividend Payment Date.

       Participant.  The term "Participant" shall have the meaning as defined in
Section 2.1 hereof.

       Plan Purchase Price. The term "Plan Purchase Price" shall mean the price at which shares are purchased for the Plan by the Administrator as calculated pursuant to Section 3.2 below.

       Plan Shares. The term "Plan Shares" means shares of common stock purchased by the Administrator pursuant to the terms of the Plan and held for the benefit of Participants by the Administrator.

                                    ARTICLE 2

                                  Participation

       SECTION 2.1. Election to Participate. Any holder of record of common stock may elect to participate in the Plan; provided, however, that the Company may exclude a holder from participation if, in the sole judgment of the Company, the cost of complying with laws or regulations necessary to permit such participation would be unduly burdensome to the Company. A stockholder who wishes to participate in the Plan may enroll all or only a portion of the shares of common stock owned of record by such stockholder. Beneficial owners of common stock whose shares are held for them in registered names other than their own, such as in the names of brokers, bank nominees or trustees, should, if they wish to participate in the Plan, either arrange for the holder of record to join the Plan or have the shares they wish to enroll for participation in the Plan transferred to their own names.

       An election to participate shall be made by completing and returning to the Administrator such documentation as the Company or the Administrator may from time to time require, prior to or at such time as the Company or the Administrator may from time to time require. A stockholder who has made and not revoked such election is herein referred to as a "Participant."

       SECTION  2.2.  Automatic  Dividend  Reinvestment.  Dividends  paid on all
Covered Shares owned by a Participant and on all Plan Shares held by the Administrator shall be reinvested, as and when paid, in additional shares (and/or fractional shares) of common stock to be credited to the Accounts of Participants.

       SECTION 2.3. Cash Contributions. A Participant may elect to contribute up to $3,000 annually to such Participant's Account and any such contributions shall be invested in shares of common stock to be credited to the Account of such Participant. Cash contributions will be subject to a $250 minimum annual contribution. Contributions shall be made by check and must be received by the Administrator not later than five nor earlier than 30 days prior to a Dividend Payment Date. Contributions received at any other time will be returned to the Participant. The Administrator may deposit and hold contributions received pending investment with Dividends; provided, however, the Administrator shall in no event hold any such contributions for more than 30 days prior to investment. No interest shall be paid on contributions held pending investment. A
Participant shall have the right to demand the return of any voluntary cash payment up to forty-eight hours before the monies are invested. Any such demand shall be made in writing to the Administrator.

                                    ARTICLE 3

                               Purchase of Shares

       SECTION 3.1. Investment. On each Investment Date, the Administrator shall, for the Account of each Participant, purchase shares (and/or fractions of shares) of common stock equal in number to the quotient of: (a) the sum of all Dividends paid on such Dividend Payment Date on all Covered Shares held by such Participant plus all Dividends paid on such Dividend Payment Date on all Plan Shares held for such Participant (and/or fractions thereof), plus the balance of any cash contributions credited to the Account of such Participant; divided by
(b) the Plan Purchase Price. The shares shall be issued to and registered in the name of the Administrator or its nominee, as agent for the Participant.

       SECTION 3.2. Purchase of Shares. Dividends and cash contributions credited to a Participant's Account will be commingled with the Dividends and cash contributions credited to all Accounts under the Plan and will be applied to the purchase of shares of common stock of the Company. The price at which the Administrator shall be deemed to have acquired shares for the Participant's Account shall be the average price of all shares purchased by it as agent for all Participants during the 30 days following the payment of a single Dividend. The Administrator may purchase shares for the Plan in the open market at market price or directly from the Company. If the Administrator purchases newly issued shares directly from the Company, the Purchase Price at which the Plan Administrator shall acquire the shares shall be the average of the closing prices of the Company's common stock on the American Stock Exchange for the five business days immediately preceding the Investment Date ("Calculated Market Value"), as long as such price is not less than the book value per share of the Company's common stock as of the end of the month preceding the proposed purchase ("Book Value"). (Book Value per share shall be calculated by dividing the total equity accounts of the Company by the total outstanding shares of the Company's common stock). In the event the Calculated Market Value per share is less than the Book Value per share, the Company will not sell shares of the Company's common stock to the Plan. Notwithstanding the foregoing, the Company shall have no obligation to sell shares of common stock to the Administrator if the Board of Directors of the Company determines that it would not be in the best interest of the Company to do so.

       If an insufficient number of shares is available to meet the entire reinvestment demand at an Investment Date, shares shall be purchased first on a pro rata basis from reinvestment of cash dividends. If, after all cash dividends have been reinvested, any shares remain available for purchase, shares shall then be purchased, on a pro rata basis, from cash contributions. If no shares or an insufficient number of shares to meet demand are available for purchase under the terms of this Plan, the uninvested Dividends will be distributed to Participants no later than 30 days after the Dividend Payment Date, and any uninvested cash contributions will be returned no later than 30 days after receipt.

       SECTION 3.3. Exhaustion of Fractional Share Account. Prior to making a purchase of shares on an Investment Date pursuant to Section 3.1 and 3.2 hereof, the Administrator shall first purchase, on such date and at the Plan Purchase Price at which shares could be purchased from the Company hereunder determined as of such date, from the Fractional Share Account such number of whole shares, if any, as may be held in such account. To the extent made, such purchases from the Fractional Share Account shall substitute for purchases required by Section
3.1 and 3.2 hereof.

                                    ARTICLE 4

                              Treatment of Accounts

       SECTION 4.1. Revocation of Election. A Participant may at any time revoke an election to participate in the Plan made pursuant to Article 2 hereof, by notifying the Administrator in writing. Such revocation may be made with respect to all or only a portion of the Covered Shares. Any such notice to the Administrator received less than five days prior to a Dividend Record Date will not become effective until dividends paid on the Dividend Payment Date have been invested. Upon revocation of an election to participate in the Plan with respect to all or a portion of a Participant's Covered Shares, the Administrator will continue to reinvest the Dividends paid on Plan Shares held for the former Participant's Account unless such Plan Shares are withdrawn from the Plan pursuant to Section 4.2 hereof.

       SECTION 4.2. Right of Withdrawal. Any Participant may at any time or from time to time withdraw from the Plan all or a portion (other than fractions) of the shares of common stock credited to his Account, by written instruction to that effect to the Administrator. Any such notice of withdrawal received by the Plan Administrator less than five days prior to a Dividend Record Date will not become effective until dividends paid on the Dividend Payment Date have been invested. Upon such a withdrawal of shares from the Plan by a Participant, the Administrator shall promptly request the Company to deliver to the Administrator certificates representing whole shares of common stock requested by such Participant. The Administrator shall, upon receipt of such certificates, promptly cause to be delivered to such Participant (a) such certificates and (b) a cash payment for any fraction of a share credited to the Account of such Participant. Such fraction of a share, if any, shall be valued at an amount equal to the last average per share Plan Purchase Price of the common stock purchased for the Plan by the Administrator prior to receipt by the Administrator of written notice of the Participant's withdrawal from the Plan.

       SECTION 4.3. Non-Cash Distributions With Respect to common stock. Shares of common stock distributed to shareholders by way of stock dividends, stock splits, combinations, recapitalizations and similar events affecting the common stock ("Distribution Shares") distributed with respect to Covered Shares shall be distributed to the holders thereof. Such Distribution Shares will not become Covered Shares unless specifically enrolled in the Plan. Distribution Shares which are whole shares distributed with respect to Plan Shares shall be retained in Participants' accounts and treated as Plan Shares unless withdrawn pursuant to Section 4.2 hereof. Distribution Shares which are fractional shares distributed with respect to Plan Shares shall be credited to Participants' Accounts on a pro rata basis. Other non-cash property and non-cash dividends (other than common stock) distributed with respect to either Covered Shares or Plan Shares shall be distributed to Participants.

       SECTION 4.4. Voting Rights and Proxy Materials. Participants shall have the right to direct all voting rights respecting Plan Shares credited to their respective Accounts. The Administrator shall promptly forward any proxy soliciting materials to the Participants together with appropriate forms and instructions to permit each Participant to direct the voting of the shares of common stock credited to his Account or to obtain a proxy for the whole shares of common stock credited to his Account. The Administrator may elect not to forward proxy solicitation materials to any Participant whom the Administrator reasonably believes has received such materials from another source, provided that the Administrator informs such Participant that such materials will be promptly furnished upon request. The Administrator shall vote the Plan Shares in accordance with the instructions received from Participants. The Administrator shall tally all instructions regarding fractional shares and where the aggregate fractional votes are greater than one or more whole shares, the Administrator shall vote that number of whole shares in accordance with the instructions but any remaining fractional shares shall not be voted. Notwithstanding the foregoing, the Administrator, in the absence of instructions from Participants, may vote or give a proxy respecting Plan Shares to the extent, but only to the extent, permitted by applicable law and the rules and regulations of any stock exchanges on which the common stock is then listed.

       SECTION 4.5. Notices. The Participant shall notify the Administrator promptly in writing of any change in address. Notices or statements from the Administrator to the Participant may be given or made by letter addressed to the Participant at his or her last address of record with the Administrator, and any such notice or statement shall be deemed given or made when received by the Participant or five days after mailing whichever occurs first.

       SECTION 4.6. Sale, Pledge, Hypothecation, Assignment or Transfer of Plan Shares. The Participant shall not sell, pledge, hypothecate, assign or transfer any Plan Shares held for his account in the Plan unless such Plan Shares are first withdrawn from the Participant's Account in the Plan, nor shall the Participant have any right to draw checks or drafts against his Plan account. The Administrator has no obligation to follow any instructions of the Participant with respect to the Plan Shares or any cash held in his Account except as expressly provided under the terms and provisions of this Plan.

       SECTION 4.7. Transfer of Covered Shares. Upon receipt of written notice to the Administrator that Covered Shares have been transferred of record by the holder thereof, the Administrator will treat such record transfer as revocation pursuant to Section 4.1 hereof of the election to participate in the Plan with respect to the Covered Shares transferred. Plan Shares held by the Administrator for the benefit of the former recordholder will continue to be credited to such former record holder's Plan Account unless withdrawn from the Plan pursuant to
Section 4.2 hereof.

                                    ARTICLE 5

                      Certificates and Fractions of Shares

       SECTION 5.1. Certificates. The Administrator may hold the Plan Shares of all Participants together in its name or in the name of its nominee. No certificates will be delivered to a Participant for Plan Shares except (i) upon written request, (ii) upon withdrawal of Plan Shares from the Account, or (iii) upon termination of the Account. A Participant may request issuance of certificates for any full shares credited to his Account at any time. A
Participant may also make a blanket request that all certificates for full shares be delivered to him at regular intervals, although the Administrator reserves the right to suspend the policy of delivering certificates upon blanket instructions if such policy leads to a proliferation of certificates and becomes unduly burdensome. No certificates will be delivered for fractional shares.
Unless withdrawn from participation in the Plan in accordance with the requirements for withdrawal set forth elsewhere herein, Plan Shares as to which certificates are issued to a Participant will become Covered Shares, but will no longer be Plan Shares.

       Accounts under the Plan will be maintained in the name in which the Participant's certificates are registered when the Participant enrolls in the Plan, and certificates for full shares will be similarly registered when issued to the Participants. Certificates will be issued and registered in names other than the account name, subject to compliance with applicable laws and payment by the Participant of any applicable fees and taxes, provided that the Participant makes a written request therefor in accordance with the usual requirements of the Company for the registration of a transfer of the common stock of the Company.

       SECTION 5.2. Fractions of Shares. Fractions of shares of common stock shall be credited to Accounts as provided in Article 3 hereof; provided, however, that no fraction of a share shall be distributed to any Participant upon withdrawal of Plan Shares from the Plan; and provided, further, that the Administrator shall purchase only whole shares of common stock hereunder.

       SECTION 5.3. Fractional Share Account. Concurrently, with the initial purchase to be made by the Administrator pursuant to this Plan, and as needed thereafter, the Company shall contribute to the Administrator, as agent for the Company, an amount of money equal to the Plan Purchase Price of one share of common stock. The Administrator shall immediately upon receipt thereof use such money to purchase from the Company one share of common stock to be held in the Fractional Share Account. In the event that the aggregate number of shares of common stock to be purchased by the Administrator on an Investment Date is a whole number plus a fraction, such fraction shall be purchased by the Administrator from the Fractional Share Account at the Plan Purchase Price on such date. In the event that, upon withdrawal of all Plan Shares from the Plan, the Account of a Participant is credited with a fraction of a share of common stock, such fraction shall be sold to the Fractional Share Account as provided in Section 3.3. The Company shall from time to time lend to the Administrator such amounts of money as may be necessary to fund such sales to the Fractional Share Account; provided, however, that the Company may at any time or from time to time direct the Administrator to distribute, and thereupon the Administrator shall distribute, to the Company such portion of the cash held in the Fractional Share Account as the Company may, in its discretion, deem to be in excess of the amount needed to fund the operations of the Fractional Share Account.

                                    ARTICLE 6

                               Concerning the Plan

       SECTION 6.1. Suspension, Modification and Termination. The Company may at any time, at its sole option, suspend, modify or terminate the Plan. Written notice of any such suspension, modification or termination shall be given to all Participants. Upon complete termination of the Plan, the Accounts of all Participants shall be treated as if each Participant had elected to withdraw entirely from the Plan.

       SECTION 6.2. Rules and Regulations. The Company may from time to time adopt such administrative rules and regulations concerning the Plan as it deems necessary or desirable for the administration of the Plan.

       SECTION 6.3. Costs. All costs of administration of the Plan and all brokerage fees incurred to purchase common stock in the market shall be paid by the Company.

       SECTION 6.4. Governing Law. This Plan, all authorizations and other documents executed pursuant hereto, and the Accounts of Participants maintained under this Plan shall be governed by and construed in accordance with the laws of the State of South Carolina.

                                    ARTICLE 7

                          Concerning the Administrator

       SECTION 7.1. Selection. The Administrator shall be appointed by the Company. The Administrator's appointment to serve as such may be revoked by the Company at any time. The Administrator may resign at any time upon not less than 20 days' written notice to the Company.

       SECTION 7.2. Compensation. The officers of the Company shall make such arrangements regarding compensation, reimbursement of expenses and indemnification of the Administrator as they from time to time deem reasonable and appropriate.

       SECTION 7.3. Records and Reports. The Administrator shall keep appropriate records concerning Accounts of Participants and shall send a statement of account to each Participant following each purchase of shares for the Account of such Participant.

       SECTION 7.4. Liability and Indemnification. Neither the Administrator nor its nominee(s) shall be liable hereunder for any act or omission to act by the Company or for any action taken in good faith or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of failure to terminate the Participant's Account upon the Participant's death prior to receipt of written notice of such death accompanied by documentation satisfactory to the Administrator; or (b) with respect to the prices at which Plan Shares are either purchased or sold for the Participant's Account or the timing of, or terms on which, such purchases or sales are made; or (c) for the market value or fluctuations in market value after purchase of Plan Shares credited to the Participant's Account. The Company further agrees to indemnify and hold harmless the Administrator and its nominee(s) from all taxes, charges, expenses, assessments, claims and liabilities, and any cost incident thereto, arising under federal or state law from the Administrator's or the Company's acts or omissions to act in connection with this Plan; provided that neither the Administrator nor its nominee(s) shall be indemnified against any liabilities or costs incident thereto arising out of the Administrator's or its nominee's own negligence, willful misfeasance, bad faith, gross negligence or reckless disregard of its duty under this Plan.

       SECTION 7.5. Timing of Purchases. It is understood that all purchases of common stock pursuant to the Plan will be made by the Administrator as the agent of the Participant and that neither the Company nor any of its affiliates shall have any authority or power to direct the time and price at which securities may be purchased pursuant to the Plan, the amount of securities to be purchased, or to direct the selection of any broker or dealer through whom purchases are to be made.

                                    ARTICLE 8

                                   Tax Matters

       It is understood that the automatic reinvestment of dividends does not relieve the Participant of any income tax which may be payable on such dividends. The Administrator will comply with all applicable Internal Revenue Service requirements concerning the filing of information returns for Dividends credited to each Account under the Plan and such information will be provided to the Participants by a duplicate of that form or in a final statement of account for each calendar year. With respect to foreign Participants whose dividends are subject to United States income tax withholding, the Administrator will comply with all applicable Internal Revenue Service requirements concerning the amount of tax to be withheld, which will be deducted from the Dividends prior to investment.

                                                                     APPENDIX II
                               AUTHORIZATION FORM

                                                      --------------------------
                                                               (Taxpayer ID No.)

TO: COMMUNITY BANKSHARES, INC. AND REGISTRAR AND TRANSFER COMPANY AS PLAN ADMINISTRATOR, OR ITS DULY APPOINTED SUCCESSOR:

In order to reinvest all or some portion of my cash dividends on shares of Community Bankshares, Inc. Common Stock ("Common Stock") in additional shares of Common Stock, I hereby authorize and direct Community Bankshares, Inc. (the "Company") to pay to Registrar and Transfer Company (the "Plan Administrator") for my account cash dividends payable to me on Common Stock of the Company registered in my name and enrolled in the Community Bankshares, Inc. Dividend Reinvestment Plan (the "Plan"), as follows:

       [ ] Full Dividend Reinvestment. I want to reinvest dividends on all shares registered in my name or held for me in the Plan by the Plan Administrator.

       [ ] Partial Dividend Reinvestment. I want to reinvest dividends on only _____________ shares registered in my name. I understand that dividends on all shares held for me in the Plan by the Plan Administrator will be reinvested.

       [ ] Optional Cash Payments. I wish to make an optional cash payment to my Plan account. AMOUNT ENCLOSED $--------------------------
                                                  (Check must be included)

I hereby appoint the Plan Administrator, or its duly appointed successor, as my agent subject to the terms and conditions set forth in the Plan (a copy of which I have received and read). I hereby authorize it, (i) to retain for credit to my account any cash dividends and any shares of Common Stock of the Company distributed as a non-cash dividend or otherwise on the shares of Common Stock purchased pursuant to the Plan ("Plan Shares") and credited to my account, and to distribute to me any other non-cash property paid on such Plan Shares; and
(ii) to take all acts necessary to apply cash dividends payable on shares of Common Stock of the Company registered in my name and enrolled in the Plan, cash dividends payable on Plan Shares, and any cash contributed by me pursuant to the terms of the Plan to the purchase of full and fractional shares of Common Stock of the Company in accordance with the terms and conditions of the Plan.

In the event that the certificates representing shares purchased by me are held by the Plan Administrator or its nominee, I hereby authorize the Plan
Administrator or its nominee to merge such certificates into one or more certificates of larger denominations.

This authorization and appointment is given with the understanding that I may terminate it with respect to some or all of the shares of Common Stock of the Company registered in my name at any time by notifying the Plan Administrator in writing at least five days before the record date of any dividend payment.

X                                       X
--------------------------------        ----------------------------------------
PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEARS ON YOUR STOCK CERTIFICATE. THIS AUTHORIZATION IS INVALID UNLESS SIGNED BY ALL PERSONS WHOSE NAMES APPEAR ON YOUR STOCK CERTIFICATE.

Date:                  PLEASE MAIL THIS FORM TO: REGISTRAR AND TRANSFER COMPANY,
     --------------                     10 COMMERCE DRIVE, CRANFORD, N.J. 07016.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.          Other Expenses of Issuance and Distribution

       The expenses of this offering are estimated to be as follows:

          SEC Registration Fee...................................................................  $ 1,241.38
         *Printing and Distribution..............................................................    8,000.00
         *Accounting Fees and Expenses...........................................................    4,000.00
         *Legal Fees and Expenses................................................................   35,000.00
         *Blue Sky Fees..........................................................................    1,000.00
         *Miscellaneous..........................................................................      500.00
                                                                                                   ----------
                                                                                                   $49,741.38
             *Total.........................................................................

           *Estimated

Item 15.  Indemnification of Directors and Officers

         Sections 33-8-500 through -580 of the South Carolina Business Corporation Act, as amended, provides broad authority for indemnification of directors and officers, which may include liability under the Securities Act of 1933, as amended. Under South Carolina law, a corporation has the power to indemnify directors and officers who meet the standards of good faith and reasonable belief that their conduct was lawful and in the corporate interest (or not opposed thereto) set forth by statute. A corporation may also provide insurance for directors and officers against liability arising out of their positions even though the insurance coverage is broader than the power of the corporation to indemnify. Unless limited by its articles of incorporation, a corporation must indemnify a director or officer who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director against reasonable expenses incurred by him in connection with the proceeding. The registrant's articles of incorporation do not limit such indemnification.

Item 16.  Exhibits and Financial Statement Schedules

4.1      -  Dividend Reinvestment and Shareholder Stock Purchase Plan (included as Appendix I to the Prospectus)
4.2      -  Articles of Incorporation of Registrant  (incorporated by reference to Registrant's  Form 10-QSB for
            the quarter ended September 30, 1997)
4.3      -  Bylaws of Registrant (incorporated by reference to Registrant's Form
            8-K, filed February 4, 2005)
5        -  Opinion of Haynsworth Sinkler Boyd, P.A. (previously filed)
23.1     -  Consent of Haynsworth Sinkler Boyd, P.A.
23.2     -  Consent of J. W. Hunt and Company, LLP
24       -  Power of Attorney (included on signature page)

Item 17.  Undertakings

(a) The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

       (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Orangeburg, State of South Carolina on September 26, 2005.

                                   COMMUNITY BANKSHARES, INC.

                                   By  s/Samuel L. Erwin
                                     ------------------------------------------
                                       Samuel L. Erwin
                                       Principal Executive Officer

                                   By  s/William W.Traynham, Jr.
                                       -----------------------------------------
                                       William W. Traynham, Jr.
                                       President and Chief Financial Officer

         Each person whose signature appears below constitutes and appoints Samuel L. Erwin and William W. Traynham, jointly and severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                                   Title                     Date

s/Alvis J. Bynum
------------------------------                                September 26, 2005
Alvis J. Bynum                               Director

s/Martha Rose C. Carson
------------------------------                                September 26, 200
Martha Rose C. Carson                        Director


------------------------------
Anna O. Dantzler                             Director

s/Thomas B. Edmunds
------------------------------                                September 26, 200
Thomas B. Edmunds                            Director

s/J. M. Guthrie
------------------------------                                September 26, 200
J. M. Guthrie                                Director

s/Richard L. Havekost
------------------------------                                September 26, 200
Richard L. Havekost                          Director

s/John V. Nicholson
------------------------------                                September 26, 200
John V. Nicholson                            Director

s/Samuel F. Reid, Jr.
------------------------------                                September 26, 200
Samuel F. Reid, Jr.                          Director

------------------------------
J. Otto Warren, Jr.                          Director

s/Wm. Reynolds Williams
------------------------------                                September 26, 200
Wm. Reynolds Williams                        Director

s/Charles E. Fienning
------------------------------                                September 26, 200
Charles E. Fienning                          Director

s/E. J. Ayers
------------------------------                                September 26, 200
E. J. Ayers                                  Director

                                  Exhibit Index

Exhibit No.       Exhibits

4.1         -     Dividend  Reinvestment  and  Shareholder  Stock  Purchase Plan
                  (included as Appendix I to the Prospectus)
4.2         -     Articles  of  Incorporation  of  Registrant  (incorporated  by reference to  Registrant's  Form 10-QSB for the quarter  ended
                  September 30, 1997)
4.3         -     Bylaws   of   Registrant   (incorporated   by   reference   to
                  Registrant's Form 8-K, filed February 4, 2005)
5           -     Opinion of Haynsworth Sinkler Boyd, P.A. (previously filed)
23.1        -     Consent of Haynsworth Sinkler Boyd, P.A.
23.2        -     Consent of J. W. Hunt and Company, LLP
24          -     Power of Attorney (included on signature page)